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                                                                    Exhibit 23.5

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Sovereign Bancorp, Inc. on Forms S-8 (File Nos. 33-20186, 33-29038, 33-39453, 33-44108, 33-89526, 33-89592, 333-05251 and 333-05309) and on Forms S-3
(File Nos. 33-46870 and 333-09113) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Carnegie Bancorp and Subsidiaries as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Current Report on Form 8-K.

/s/ PriceWaterhouseCoopers LLP
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Princeton, New Jersey
March 16, 1999